Exhibit 1.1

STAG INDUSTRIAL, INC.

(a Maryland corporation)

7,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 22, 2012

STAG Industrial, Inc.

(a Maryland corporation)

7,250,000 Shares of Common Stock

(par value $0.01 per share)

UNDERWRITING AGREEMENT

May 22, 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

c/o	RBC Capital Markets, LLC
3 World Financial Center
200 Vesey Street, 9th Floor
New York, NY 10281

c/o	Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

STAG Industrial, Inc., a Maryland corporation (the “Company”), and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), RBC Capital Markets, LLC (“RBC”) and Wells Fargo Securities, LLC (“Wells Fargo”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, RBC and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,087,500 additional shares of Common Stock to cover overallotments, if any.  The aforesaid 7,250,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,087,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-181290) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has become effective under the 1933 Act. Such registration statement, including the amendment thereto at the time it became effective, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

The properties of the Company and its subsidiaries (the “Properties”) are described in the General Disclosure Package and the Prospectus.

As used in this Agreement:

“Applicable Time” means 5:45 P.M., Eastern time, on May 22, 2012 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus relating to the Securities (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects at the time it became effective with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed with the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)           Accurate Disclosure.  Neither the Registration Statement, any Rule 462(b) Registration Statement nor any amendment thereto, at the times they became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions and Discounts” and the information in the second paragraph and in the last sentence of the third paragraph under the heading “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)          Company Not Ineligible Issuer.  At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi)          Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects: (1) the financial position of the Company and subsidiaries on a consolidated basis at the dates indicated, (2) the financial position of the Company’s predecessor, which consists of certain of the Company’s Properties that were contributed upon the closing of the Company’s initial public offering by STAG Investments III, LLC on a combined basis at the dates indicated and the statements of operations, equity (deficit) and cash flows of the Company’s predecessor for the periods specified, (3) the statements of revenue and certain expenses for the Properties that were contributed upon the closing of the Company’s initial public offering by STAG Investments IV, LLC and STAG GI Investments, LLC on a combined basis for the periods specified; (4) the several statements of revenue and certain expenses for the Properties that were contributed upon the closing of the Company’s initial public offering by STAG GI Investments, LLC for the periods specified and (5) the several statements of revenue and certain expenses for the Properties acquired by the Company and its subsidiaries since the closing of the Company’s initial public offering or the acquisition of which are considered probable with respect to which financial statements are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The pro forma financial statements included or incorporated by reference in the Registration Statement comply as to form with the applicable requirements of Regulation S-X of the 1933 Act.  No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)         No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and the Company’s 9.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in each case in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(viii)        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and, as the sole member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)          Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company is the sole member of the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership is set forth in the General Disclosure Package and the Prospectus.

(x)           Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement, the General Disclosure Package and the Prospectus.  None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit 21 to the most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement.  For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xi)          Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including interests in the Operating Partnership (“OP Units”)).  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid.  The issuance of such OP Units was exempt from registration or qualification under the 1933 Act and applicable state securities laws.  None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. The OP Units to be issued by the Operating Partnership to the Company in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership will be, on or prior to the Closing Time, duly authorized for issuance by the Operating Partnership to the holders thereof and at the Closing Time, will be validly issued and fully paid.  The issuance of such OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws.  None of such OP Units to be issued will be in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xii)         Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xiii)        Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.  The certificates to be used to evidence title to the Common Stock will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Time and on each Date of Delivery (if any) be substantially in such form.

(xiv)        Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, other than pursuant to the Registration Rights Agreement filed as Exhibit 10.12 to the most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement.

(xv)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and their consummation, as applicable, of the transactions contemplated herein, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the Company’s issuance and sale of the Securities and its use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii)       Employee Benefits.  (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xviii)      Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xix)        Accuracy of Descriptions.  The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Supplement Summary—The Offering,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws” “Material Federal Income Tax Considerations,” and “Underwriting (Conflicts of Interest),” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, was duly authorized, executed and delivered by the Company, the Operating Partnership and STAG Industrial GP, LLC and is a legal, valid and binding obligation of the Company, the Operating Partnership and STAG Industrial GP, LLC enforceable against the Company, the Operating Partnership and STAG Industrial GP, LLC in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xx)         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder, in connection with its offering, issuance or sale of the Securities hereunder or its consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii)       Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)      Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiv)     Property.  (i) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (v) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vii) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) the Company has made available to the Representatives true, correct and complete copies of all leases, exhibits, schedules, amendments and other documents related to the lease of space at the Properties (the “Leases”), and, in the aggregate, there have been no material terminations or notices of intent to terminate the Leases delivered by any parties to such Leases; (ix) there are no subleases with respect to any Property or portion thereof; (x) the Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to 80% to the cost of acquisition of such Property (including the principal amount of any indebtedness assumed in connection with such acquisition) by the Company or its subsidiary in which title to such property is vested, including the principal amount of any indebtedness assumed with respect to the Property and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect; (xi) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, there are no encroachments upon any Property by improvements on an adjacent property, and none of the improvements on any Property encroach on any adjacent property, streets or alleys; (xii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease that is required to be disclosed in the Registration Statement or the Prospectus; (xiii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement, the General Disclosure Package and the Prospectus have been provided to the Underwriters or their counsel; (xiv) the Company and its subsidiaries have made reasonable provision for the payment of all known and reasonably foreseeable tenant improvement allowances, leasing commissions, capital expenditures and other costs and expenses of the Company and its subsidiaries in connection with the ownership, operation or leasing of the Properties; and (xv) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (G) below, except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under the Leases have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (C) all tenants, licensees, franchisees or other parties under the Leases are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the General Disclosure Package and the Prospectus; (E) none of the Company or any of its subsidiaries has waived any material provision under any of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

(xxv)      No Acquisitions or Dispositions.  (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described; and (ii) except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding twelve (12) calendar months.

(xxvi)     Mortgages; Deeds of Trust.  The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents.

(xxvii)    Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned directly or indirectly by the Company or its subsidiaries.  The Company or a subsidiary of the Company has valid pollution and remediation legal liability insurance policies covering each of the Properties, and (A) except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has made any material claims under such policies; and (B) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing pollution and remediation legal liability insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii)   Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since December 31, 2011, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxix)     Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)      Federal Tax Status.  Commencing with its taxable year ended December 31, 2011, the Company has been organized and owned in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and has operated in a manner that has enabled it to meet the requirements for qualification and taxation as a REIT under the Code.  The organization, ownership and method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2012 and thereafter.  The Company intends to qualify as a REIT under the Code for the Company’s taxable years ending December 31, 2011 and thereafter and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, correct and complete in all material respects.  The Operating Partnership is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxi)     Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable.  The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxii)    Transfer Taxes.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxxiii)   Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions,

copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxiv)   Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect.  Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxv)    Investment Company Act.  Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvi)   Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvii)  Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)                 Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix)   No Conflict with OFAC Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xl)          Distribution of Offering Material.  The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any issuer free writing prospectus, or any other materials, if any, permitted by the 1933 Act.

(xli)         Restrictions on Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xlii)        No Finder’s Fee.  Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xliii)       Approval of Listing.  The Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xliv)       Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xlv)        No Integration.  Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xlvi)       Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlvii)      Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,087,500 shares of Common Stock, as set forth in Schedule A, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, or at such other place as shall be agreed upon by the Representatives and the Company, at

9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company, for the account of the several Underwriters.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.         Covenants of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company and the Operating Partnership will use the net proceeds received by them from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)           Listing.  The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(i)            Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, OP Units, LTIP Units, dividend equivalent rights or other equity-based awards, issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus) or (D) any OP Units issued in connection with the acquisition of property or assets, in an amount not to exceed an aggregate of 10% of the OP Units outstanding as of the completion of the purchases contemplated by this Agreement (including any Option Securities), provided that the recipients of the OP Units agree in writing (upon substantially the terms set forth in the Lock Up

Agreement attached hereto as Exhibit C) not to sell, offer, dispose of or otherwise transfer any such OP Units during the remainder of the 90-day period without the prior written consent of Merrill Lynch.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch waives, in writing, such extension.

(j)            Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)           Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Absence of Manipulation.  Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m)          Qualification and Taxation as a REIT.  The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(n)           Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect and applicable to the Company.

(o)           Notification of Material Events.  The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

SECTION 4.         Payment of Expenses.

Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees, (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities.

(a)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b)           Opinion of Counsel for Company and the Operating Partnership.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Tax Counsel for Company and the Operating Partnership.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially in the form attached as Exhibit B hereto.

(d)           Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Goodwin Procter LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(e)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)            Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)           Chief Financial Officer’s Certificate.  At the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(i)            General Counsel’s Certificate.  At the Closing Time, the Representatives shall have received a certificate of the General Counsel of the Company, dated as of such date, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(j)            Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k)           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)            No Amendments or Supplements.  No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(m)          Lock-up Agreements.  At the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto (by power of attorney or otherwise).

(n)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for Company and the Operating Partnership.  The favorable opinion of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Tax Counsel for Company and the Operating Partnership.  The favorable opinion of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, in form and substance satisfactory reasonably to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Opinion of Counsel for Underwriters.  The favorable opinion of Goodwin Procter LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)           Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)          Chief Financial Officer’s Certificate.  A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(h) hereof.

(vi)          General Counsel’s Certificate.  A certificate of the General Counsel of the Company, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(i) hereof.

(o)           Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 14, 15, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, in the judgment of the Representatives any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or state authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 14, 15, 16, 17, 18, 19 and 20 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, to RBC at 3 World Financial Center, 200 Vesey Street, 9th Floor, New York, NY 10281 and to Wells Fargo Securities, LLC at 301 S. College Street, Charlotte, NC 28288 Attention: Transaction Management (facsimile number: (704) 383-9165); with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, attention of Daniel P. Adams (facsimile (617) 523-1231); notices to the Company and the Operating Partnership shall be directed to them at STAG Industrial, Inc., 99 High Street, 28th Floor, Boston, Massachusetts 02110, attention of Kathryn Arnone (facsimile (617) 574-0052), with a copy to Hunton & Williams LLP, One Bank of America Plaza, Suite 1400, Raleigh, North Carolina 27601, attention of Jeffrey M. Sullivan (facsimile (919) 899-3094).

SECTION 12.                     No Advisory or Fiduciary Relationship.  The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.                     Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

STAG INDUSTRIAL, INC.

By:	/s/ Benjamin S. Butcher
Title: President

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

By:	STAG Industrial GP, LLC
as the sole general partner

By:	STAG Industrial, Inc.
as the sole member

By:	/s/ Benjamin S. Butcher
Title: President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

RBC CAPITAL MARKETS, LLC
WELLS FARGO SECURITIES, LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Greg Wright
Authorized Signatory

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Peter Chapman
Authorized Signatory

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

Name of Underwriter	Number of Initial Securities	Number of Option Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,356,250	353,438
RBC Capital Markets, LLC	1,160,000	174,000
Wells Fargo Securities, LLC	1,160,000	174,000
Raymond James & Associates, Inc.	906,250	135,938
UBS Securities LLC	906,250	135,938
Keefe, Bruyette & Woods, Inc.	435,000	65,250
Evercore Group L.L.C.	163,125	24,468
JMP Securities LLC	163,125	24,468

Total	7,250,000	1,087,500

Schedule B

1.                                      The Company is selling 7,250,000 shares of Common Stock.

2.                                      The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,087,500 shares of Common Stock.

3.                                      The initial public offering price per share for the Securities shall be $12.88.

4.                                      The purchase price per share for the Securities to be paid by the several Underwriters shall be $12.3326, being an amount equal to the initial public offering price set forth above less $0.5474 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Schedule C

Schedule D

Benjamin S. Butcher

Gregory W. Sullivan

Stephen C. Mecke

Kathryn Arnone

David G. King

F. Alexander Fraser

Jeffrey D. Furber

Larry T. Guillemette

Francis X. Jacoby III

Hans S. Weger

STAG GI Investments, LLC

STAG Investments III, LLC

NED SAgE IV, LLC

STAG Capital Co-Investments IV, LLC

STAG Residual IV, LLC

NED STAG IV Residual, LLC

NED III Residual LLC

Net Lease Aggregation Funds, LLC

Innovative Promotions, LLC

BSB STAG III, LLC

STAG III Employees, LLC